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                                                                  EXHIBIT 3.1.11

                      LIBERTY PROPERTY LIMITED PARTNERSHIP
                              PARTNERSHIP INTERESTS
                             AS OF DECEMBER 31, 2003

                                                           NUMBER OF
                                                          PARTNERSHIP
                  LIMITED PARTNERS                         INTERESTS           %
    ------------------------------------------            -----------       -------
1  Balitsaris, Peter                                         58,542         0.0638%
2  Carr, Clai                                               115,000         0.1253%
3  Castorina, John                                           14,491         0.0158%
4  Denny, Joseph                                            260,250         0.2835%
5  Felix, Jill                                              195,043         0.2125%
6  Fenza, Robert                                            195,043         0.2125%
7  Fitzgerald, Ward                                          14,491         0.0158%
8  Gildea, Larry                                             93,319         0.1017%
9  Goldschmidt, Robert                                       22,895         0.0249%
10 Hagan, Michael                                            14,491         0.0158%
11 Hammers, David                                           244,426         0.2663%
12 Keil, Bob                                                 14,491         0.0158%
13 Kline, Earl                                               19,128         0.0208%
14 Lutz, Jim                                                 37,312         0.0406%
15 Mazzarelli, James                                         14,491         0.0158%
16 Messaros, Sharron                                          7,245         0.0079%
17 Morrissey, Mary Beth                                      14,491         0.0158%
18 Price, Leslie                                            130,336         0.1420%
19 Reichert, Joseph                                          27,242         0.0297%
20 Estate of Willard Rouse                                  460,418         0.5016%
21 Trust for Congdon Children                                95,347         0.1039%
22 Trust for Hammers Children                                95,348         0.1039%
23 Trust for Mary Rouse                                      13,621         0.0148%
24 Trust for Anne Rouse                                      13,621         0.0148%
25 Trust for Rouse Younger Children                          81,726         0.0890%
26 Trust for Lori Hammers                                     5,506         0.0060%
27 Weitzmann, Mike                                           42,312         0.0461%
28 Liberty Special Purpose Trust                             10,574         0.0115%
29 Thomas, Rebecca                                            8,076         0.0088%
30 Trust for J. Ryan Lingerfelt                              15,625         0.0170%
31 Trust for Justin M. Lingerfelt                            15,625         0.0170%
32 Trust for Daniel K. Lingerfelt                            15,625         0.0170%
33 Trust for Catherine E. Lingerfelt                         15,625         0.0170%
34 Lingerfelt, Alan T.                                      317,500         0.3459%
35 Lingerfelt, L. Harold                                    164,375         0.1791%
36 Lingerfelt, David L.                                      30,674         0.0334%
37 Ferguson, Morris U.                                        6,000         0.0065%
38 Lingerfelt, Carl C.                                       10,900         0.0119%
39 Wright, Murray H.                                          7,500         0.0082%
40 Latimer, Erle Marie                                       12,500         0.0136%
41 Samet, Norman G.                                          14,013         0.0153%
42 Mann, Bernard                                             14,012         0.0153%

                                                                  EXHIBIT 3.1.11

                      LIBERTY PROPERTY LIMITED PARTNERSHIP
                        PARTNERSHIP INTERESTS - CONTINUED
                             AS OF DECEMBER 31, 2003

                                                           NUMBER OF
                                                          PARTNERSHIP
                  LIMITED PARTNERS                         INTERESTS           %
    ------------------------------------------            -----------       -------
43 Stender, Stewart R.                                       57,613         0.0628%
44 Rouse & Associates Maryland Partnership                   20,000         0.0218%
45 Helwig, A. Carl                                          299,737         0.3265%
46 Sunday, James J.                                          79,348         0.0864%
47 Walters, Charles J.                                      230,723         0.2513%
48 Doyle, Margaret A.                                        19,380         0.0211%
49 Stanford Baratz Revocable Trust                            9,044         0.0099%
50 F. Greek Logan Properties, LLC                            33,682         0.0367%

            PREFERRED LIMITED PARTNERS

51 Belair Real Estate Corporation                         1,235,000         1.3454%
52 Belcrest Realty Corporation                            2,565,000         2.7943%
53 Montebello Realty Corp.                                  800,000         0.8715%
54 JPM Mosaic VI REIT, Inc.                                 473,000         0.5153%

                 GENERAL PARTNER

55 Liberty Property Trust                                        GP        90.4332%
                                                                          --------
   TOTAL OWNERSHIP                                                        100.0000%